LEASE

between

21 GRACE CHURCH STREET REALTY LLC,

Landlord

and

COFFEE HOLDING CO., INC.,

Tenant

Premises

Partial First Floor and Partial Second Floor
21 Grace Church Street
Port Chester, New York 10573

TABLE OF CONTENTS

EXHIBITS

LEASE dated as of November 7, 2024 (this "Lease"), by and between 21 GRACE CHURCH STREET REALTY LLC, a New York limited liability company ("Landlord"), having an address at 1250 Waters Place, PH1, Bronx, New York 10461, and COFFEE HOLDING CO., INC., a Nevada corporation ("Tenant"), having an address at 3475 Victory Boulevard, Staten Island, New York 10314.

W I T N E S S E T H :

ARTICLE 1 – Demise, Rent and Definitions

1.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to all of the terms and conditions of this Lease, certain premises consisting of (i) approximately 31,819 rentable square feet on the first (1st) floor (the "1st Floor Premises"), and (ii) approximately 8,929 rentable square feet on the second (2nd) floor (the "2nd Floor Premises", and, together with the 1st Floor Premises, collectively, the "Premises") (for a total of approximately 40,748 rentable square feet) in the building (the "Building") located on the property with an address of 21 Grace Church Street, Port Chester, New York 10573 (the "Land"), as such Premises is more particularly described on the site plan attached hereto as Exhibit A. Tenant shall have the non-exclusive right to use the Common Areas of the Building and the Land, in common with others, subject to the terms and conditions of this Lease and the present and future Rules and Regulations with respect to the Common Areas of the Property (as hereinafter defined). For purposes of this Lease, "Common Areas" shall mean, collectively: the sidewalks, entrances, vestibules, if any, lobbies, halls, corridors, elevators, public stairways and other portions of the Building and/or the Land that Landlord makes available from time to time for the common use of the tenants of the Building. The Building and the Land are collectively called the "Property".

1.02. The term of this Lease ("Term") shall commence on the date hereof (the "Commencement Date") and shall end at 11:59 p.m. on the last day of the calendar month in which the fourth (4th) anniversary of the Commencement Date shall occur, unless the Commencement Date occurs on the first (1st) day of a calendar month, in which case this Lease shall end at 11:59 p.m. on the last day of the preceding calendar month (such date, the "Expiration Date") or on such earlier date upon which this Lease shall terminate pursuant to the provisions hereof or law. The "Possession Date" shall be the date on which Landlord delivers the Premises to Tenant in its existing condition containing the Tenant Acquired Property (as defined below). The "Rent Commencement Date" shall be the same date as the Possession Date. Tenant's obligation to pay Fixed Rent and any Additional Charges (each as defined below), including, without limitation, Operating Payments and Tax Payments (each as defined below), shall commence on the Rent Commencement Date. Upon the occurrence of the Possession Date, Landlord and Tenant shall enter into a Commencement Date Agreement, setting forth the Possession Date, the Rent Commencement Date and the Expiration Date

of this Lease, in the form of **Exhibit B** annexed hereto. This Lease shall not constitute a binding contract until it has been executed and delivered by each of Tenant and Landlord.

1.03. The rents under this Lease shall consist of (a) fixed rent ("Fixed Rent") in the amounts per annum set forth in Exhibit C, and (b) additional rent ("Additional Charges") consisting of all other sums of money that become due from Tenant and payable to Landlord hereunder. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, beginning on the Rent Commencement Date. Additional Charges as provided in Article 15 shall be payable for the period beginning on the Possession Date. All Additional Charges unless otherwise provided herein shall be due and payable by Tenant within thirty (30) days after Landlord gives Tenant a statement therefor. All Fixed Rent and Additional Charges shall be paid in lawful money of the United States to Landlord at its office at 1250 Waters Place, PH-1, Bronx, New York 10461, or such other place as Landlord may designate or by wire transfer. Simultaneously with the execution and delivery of this Lease, Tenant is paying to Landlord the first installment of Fixed Rent for a full calendar month in the amount of Forty-Eight Thousand Five Hundred Forty-Five and 95/100 Dollars ($48,545.95) and the Security Deposit set forth in Article 36 of this Lease in the amount of Ninety-Seven Thousand Ninety-One and 90/100 Dollars ($97,091.90).

1.04. Tenant shall pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor, without any abatement, deduction or setoff for any reason except, in each case, as otherwise expressly provided in this Lease. Landlord shall have the same remedies for default in payment of Additional Charges as Landlord has for default in payment of Fixed Rent. If the Rent Commencement Date is not the first day of a calendar month, or this Lease terminates on a day other than the last day of a calendar month, then Fixed Rent and Additional Charges under Articles 4 and 5 hereof for any partial calendar month shall be appropriately prorated based on the number of days in that month that occur within the Term, and shall be paid on the first day of such period.

1.05. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept same without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

1.06. If Tenant fails to make any payment of Fixed Rent or Additional Charges by the due date thereof, Tenant shall pay to Landlord a late charge of 4% of the amount of such payment, and in addition, such unpaid amount shall bear interest at a rate per annum (the "Lease Interest Rate") equal to the lesser of

(a) the Prime Rate plus 5%, or (b) the maximum applicable rate allowed by law, from the date of expiration of any applicable grace period after such amount became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall be due and payable on demand. Notwithstanding the foregoing, Tenant shall not be required to pay the foregoing late charge, and the Lease Interest Rate shall not apply to, the first (1st) instance in each Lease Year (as defined below) of the Term of this Lease that Tenant fails to make any payment of Fixed Rent or Additional Charges within five (5) days of the due date thereof.

1.07. The following terms, whenever used in this Lease (including all Exhibits attached hereto, all of which are hereby incorporated in this Lease by reference thereto), shall have the meanings indicated:

(a) The term "Business Days" shall mean Mondays, Tuesdays, Wednesdays, Thursdays and Fridays, excluding holidays on which commercial banks in the State of New York are required or permitted to close.

(b) The term "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. but only on Business Days.

(c) The term "emergency" shall mean a condition presenting imminent danger to health or safety of persons or property in or about the Property.

(d) The terms "herein" and "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(e) The term "including" shall mean "including, without limitation."

(f) The term "Insolvency Laws" shall mean the United States Bankruptcy Code, as the same may hereafter be amended or replaced, and any other federal, state or foreign law covering insolvency and similar matters.

(g) The term "Insurance Requirements" shall mean rules, regulations, orders and requirements of the board of fire underwriters and fire insurance rating organization having jurisdiction and any other similar body performing the same or similar functions, whether now or hereafter in force, and requirements of any insurance policy maintained by Landlord or Tenant at any time.

(h) The term "Landlord" shall mean only the owner at the time in question of the Property or of a lease of the Property, so that in the event of any transfer or transfers of title to the Property or of Landlord's interest in a

lease of the Property (as tenant thereunder), the transferor shall be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and such transferee shall be deemed to have assumed and agreed to perform and observe all obligations of Landlord under this Lease during the period it is the holder of Landlord's interest under this Lease, subject to the provisions, terms and conditions of this Lease.

(i) The term "Legal Requirements" shall mean laws and ordinances of federal, state, city, town, county and village governments having jurisdiction over the Property and rules, regulations, orders, directives and requirements of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Property, and the directions of any public officers pursuant thereto, whether now or hereafter in force.

(j) The term "person" shall mean a natural person, a partnership, a corporation, a limited liability company, an estate or trust, or any other form of business or legal association or entity.

(k) The term "Prime Rate" shall mean the interest rate identified by Citibank or its successor from time to time as its base or prime rate for unsecured ninety day loans. It is not necessarily the lowest rate charged by Citibank or such successor.

(l) The term "Tenant" shall mean the original Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of the original Tenant named herein that at the time in question is the owner of Tenant's interest in this Lease.

(m) The words "Tenant indemnifies Landlord against liability" or "Tenant shall indemnify Landlord against liability" and words of similar import, shall mean that Tenant agrees to indemnify, hold and save harmless Landlord, each Superior Lessor and Superior Mortgagee (each as defined below)), and their respective partners, directors, officers, members, managers, trustees, agents and employees from and against all loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys' fees and disbursements (whether incurred in resisting and defending any action or proceeding or incurred in enforcing the express indemnification rights under this Lease), and that in case any action or proceeding is brought against any indemnified person, Tenant shall resist and defend such action or proceeding by attorneys reasonably satisfactory to Landlord.

(n) The term "untenantable" shall mean a condition or event resulting in Tenant being unable to use all or a portion of the Premises for the normal conduct of Tenant's business.

ARTICLE 2 – Use, Compliance and Signs

2.01. Tenant shall use and occupy the Premises for storage, roasting and processing of coffee beans and related products, and for associated retail and general administrative office use, and for no other purpose.

2.02. If any governmental licenses and permits are required for the proper and lawful conduct of Tenant's business in the Premises (including, without limitation, any permits or approvals required by any state or municipal department of health), then Tenant, at its expense, shall procure and maintain such licenses and permits and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not use, or suffer or permit any person to use, the Premises, or any part thereof, in any manner which (a) violates the certificate of occupancy for the Premises or any other applicable permit or license, (b) causes injury to the Premises or the Property, (c) constitutes a violation of any Legal Requirements or Insurance Requirements, (d) impairs the character, reputation or appearance of the Premises or the Property as a warehouse building, or (e) impairs the maintenance, operation and repair of the Premises or the Property.

2.03. Except as may be approved by Landlord, which consent shall be given in Landlord's sole discretion, Tenant may not place signs anywhere in or on the Property (including "way signage" in parking areas on the Property), except for signs within the Premises which are not visible from outside the Premises. Any sign shall be removed by Tenant upon the sooner of (i) termination of Tenant's occupancy, and (ii) the expiration of this Lease. Tenant shall be responsible for and shall indemnify Landlord against all damage to the Building or the Property incurred in connection with the installation, maintenance and removal of any sign(s), which installation, maintenance and removal shall be performed at Tenant's sole cost and expense.

2.04. Tenant shall access to the Premises 365 days per year, 24 hours per day.

2.05 (a) Tenant shall, at Tenant's sole cost and expense, dispose of all garbage, ashes and waste arising from the conduct of its business in the Premises, daily so as to avoid any noxious or offensive smells or odors therefrom or otherwise interfering with the comfort and quiet enjoyment of the other tenants in the Property. Any and all other safeguards that, in Landlord's reasonable judgment, may be necessary to prevent the accumulation of such garbage or refuse from becoming a nuisance shall, at Landlord's reasonable discretion, be provided by Tenant at Tenant's

sole cost and expense. Tenant covenants, at all times during the term of this Lease, to operate its business in the Premises in such manner that no noxious or offensive odors shall be permitted to emanate from or be projected beyond the Premises.

(b) Tenant shall operate its business in the Premises in a clean, orderly manner and shall provide all safeguards that in Landlord's reasonable judgment may be necessary to keep the Premises free from vermin, rats and mice and shall use all reasonable methods for the prevention and extermination of vermin, rats and mice in the Premises.

ARTICLE 3 – Preparation of Premises

3.01. Landlord is delivering and Tenant shall accept the Premises "AS IS" and Landlord makes no representation as to the repair, condition or working order of the Premises. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant. Tenant hereby acknowledges that as of the Commencement Date, there is certain equipment, trade fixtures, inventory and personal property located in the Premises (collectively, the "Tenant Acquired Property"), which was previously owned or controlled by the prior occupant of the Premises and which shall be deemed Tenant's Property (as defined below) for the purposes of this Lease. Tenant further acknowledges that Landlord makes no representations or warranties as to the condition or ownership status of the Tenant Acquired Property. Tenant agrees to use the Tenant Acquired Property at its own risk, and Tenant agrees to maintain the Tenant Acquired Property as more particularly set forth in Section 14.01 of this Lease. To the extent any of the Tenant Acquired Property requires maintenance, repair or replacement, the same shall be the obligation of Tenant, at Tenant's sole cost and expense. In the event that any of the Tenant Acquired Property requires replacement or is repossessed by any secured party, Tenant shall not be entitled to any credit, setoff or abatement as against Fixed Rent or Additional Charges under this Lease, nor shall Tenant be entitled to terminate this Lease.

3.02. (a) All disputes arising under this Article, including without limitation a dispute concerning the date the Possession Date shall have occurred (a "Construction Dispute"), shall be resolved by the arbitration procedure set forth below. In the event of a Construction Dispute, Tenant agrees to pay and perform all of its obligations which are the subject of such dispute, on or before the dates specified in this Lease, until such time as the Construction Dispute is so resolved by arbitration. During the period commencing on the Commencement Date and ending one hundred twenty (120) days after the Possession Date (the "Arbitration Period"), either Landlord or Tenant may request that any Construction Dispute be submitted to arbitration in accordance with this Section 3.02 by giving a Notice of Dispute (as defined below) to the other party. Failure of Landlord or Tenant to give a Notice of Dispute during the Arbitration Period shall be a waiver by Landlord or

Tenant of any claim arising from such dispute. All Construction Disputes shall be submitted to arbitration within thirty (30) days after either party receives, during the Arbitration Period, notice from the other that a dispute or disagreement exists and requesting that the dispute be submitted to arbitration (the "Notice of Dispute").

(b) The arbitrators shall be registered architects or construction company executives having at least ten (10) years' experience in construction matters in Westchester County, New York. Landlord and Tenant shall each designate an arbitrator within fifteen (15) days after the receipt of the Notice of Dispute. If either party fails to do so on or before such date, time being of the essence, the arbitrator designated by the other party shall be the sole arbitrator. If each party timely designates an arbitrator, such arbitrators shall within ten (10) days select a third arbitrator. In the event that the parties are unable to agree, for any reason, on the choice of the third arbitrator within such ten (10) day period, Landlord or Tenant may request the American Arbitration Association in Westchester County, New York to designate a registered architect or construction company executive to act as the third arbitrator and such choice shall be deemed consented to by all parties. The third arbitrator shall be designated in accordance with the American Arbitration Association Construction Industry Arbitration Rules and Mediation Procedures (Including Procedures for Large, Complex Construction Disputes), in effect as of the date arbitration is commenced (the "Construction Arbitration Rules").

(c) The arbitrators shall conduct the arbitration under the Construction Arbitration Rules then in effect. The arbitrators shall award costs (including professional fees) to the prevailing party. Further, the arbitrators shall determine whether delays by Tenant attributable to the matter submitted to arbitration have delayed the Possession Date and shall allocate any such delay to Tenant. The determination of the arbitrators shall be conclusive and binding upon the parties and judgment upon any award may be entered in any court having jurisdiction over the subject matter of the controversy.

ARTICLE 4 – Tax Payments

4.01. For the purposes of this Article and other provisions of this Lease:

(a) (1) The term "Taxes" shall mean the aggregate amount of all real estate taxes, personal property taxes, city and school taxes, and any general or special assessments assessed or imposed upon or in respect of the Property, including but not limited to business improvement districts and assessments for public improvements or benefits to the Building, the Property, or the locality in which the Property is situated, and taxes, assessments and charges in respect of any fixtures, equipment, facilities, systems or personal property of Landlord used in connection with the Building or the Property, and all other municipal and

governmental charges of any nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the tax lot(s) for the Land, including, without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, side vaults and alley vaults, if any, together with all expenses, including reasonable attorneys' fees and experts' fees and disbursements, incurred by Landlord in seeking to reduce the amount of any assessed valuation of the Property and/or Building, in contesting the amount or validity of any Taxes, or in seeking a refund of any Taxes.

(2) Income, estate, succession, inheritance, transfer and franchise taxes shall be excluded from Taxes; provided, however, that if the method of taxation of real estate is changed and as a result thereof any other tax or assessment, however denominated and including any franchise, income, profit, use, occupancy, gross receipts or rental tax, shall be imposed upon Landlord or the owner of the Property or the rents or income therefrom, in substitution for or in addition to, in whole or in part, any of the taxes or assessments listed in Section 4.01(a)(1) above, such other tax or assessment shall be included in and deemed part of Taxes, but calculated for this purpose as if the Property and all appurtenances thereto were the only property of Landlord.

(3) The amount of any special assessments for public improvements or benefits to be included in Taxes for any year, in the case where the same may at the option of the taxpayer be paid in installments, shall be limited to the amount of the installment due in respect of such year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installments).

(b) The term "Tax Year" shall mean (i) with respect to school taxes, each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the applicable municipality in which the Building is located as the fiscal year for such charges as included in Taxes), and (ii) with respect to town/county taxes, each calendar year (or such other fiscal period as may hereafter be adopted by the applicable municipality in which the Building is located as the fiscal year for such charges as included in Taxes).

(c) The term "Tenant's Tax Percentage" shall mean 67.19% of the Taxes. Tenant's Tax Percentage shall be equitably adjusted if there is a change in the tax lots for the Property (whether as a result of subdivision, conversion of the Property to condominium ownership or otherwise) resulting in a reallocation or modification of Taxes.

4.02. From and after the Rent Commencement Date, for each Tax Year or portion thereof which occurs during the Term, Tenant shall pay to Landlord an

amount (the "Tax Payment") equal to Tenant's Tax Percentage of the amount of Taxes for such Tax Year. Such payments shall be made as provided in Section 4.03 of this Lease.

4.03. Landlord shall give Tenant, prior to or after commencement of each Tax Year, a notice setting forth Landlord's estimate of the Tax Payments on account of Taxes for such Tax Year. Tenant shall make such Tax Payments on the first day of each month during the Tax Year, in amounts sufficient to provide Landlord by the date that is 30 days prior to the time that any installment of Taxes shall be due, a sum equal to Tenant's Tax Percentage of the amount that will be due therefor. Such estimate on account of Taxes, as the same may be amended, shall be based on (a) Taxes for the then current Tax Year if the tax rate and tentative or actual assessment are then known or (b) if such information is not then available, 110% of Taxes for the Tax Year immediately prior to the then current Tax Year. Landlord may amend such estimate by notice given to Tenant from time to time to reflect additional information about Taxes that comes to Landlord's attention or to correct any error made in any prior estimate; said notice may require an increase in one or more monthly Tax Payments and the Tax Payments shall be adjusted or made as provided in said notice. If Landlord gives any such estimate for a Tax Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is given to Tenant, Tenant shall pay to Landlord on the first day of each month in such Tax Year a Tax Payment equal to 110% of the Tax Payment payable by Tenant under this Section in the last full month of the preceding Tax Year. Promptly after receipt by Landlord of bills for Taxes, Landlord shall give notice to Tenant of the amount thereof and the computation of the Tax Payments on account thereof, and (i) in the event of a deficiency, Tenant shall pay to Landlord the amount thereof within 10 days after demand therefor, or (ii) in the event of an overpayment, Landlord shall promptly refund to Tenant the amount thereof or, at Landlord's option permit Tenant to credit the amount thereof against subsequent payments under this Article.

4.04. If Landlord receives a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Article, Tenant's Tax Percentage of the net refund (after deducting from such refund the costs and expenses of obtaining same (including legal fees and expenses) to the extent that such costs and expenses were not included in Taxes); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. Only Landlord, in Landlord's sole discretion, may commence, prosecute, discontinue or settle a tax reduction proceeding affecting the Property. Nothing contained in this Lease shall be deemed to obligate Landlord to do any of the foregoing or permit Tenant to request that Landlord do so.

4.05. If the Rent Commencement Date occurs other than on the first day of a Tax Year or a Tax Year ends after the Expiration Date, any Additional Charges in

respect thereof payable under this Article shall be equitably prorated to correspond to that portion of such Tax Year occurring within the Term. In addition, if the first day for which a Tax Payment is payable hereunder occurs during a Tax Year in respect of which Landlord already has paid any installments of Taxes, Tenant shall pay to Landlord upon demand Tenant's equitably prorated share of such installments.

ARTICLE 5 – Operating Expense Payments

5.01. For the purposes of this Article and other provisions of this Lease:

(a) (1) The term "Operating Expenses" shall mean all expenses incurred by Landlord in respect of the repair, maintenance, operation and cleaning of the Premises, including all expenses incurred as a result of Landlord complying with its obligations under this Lease. Operating Expenses shall include, but not be limited to, (i) salaries, wages, medical, surgical, union and general welfare benefits, including group life insurance and pension and welfare payments and contributions and all other fringe benefits paid to or in respect of all persons (whether employees of Landlord or its managing agent) engaged in the repair, maintenance, operation or cleaning of the Premises not above the level of Building Superintendent, (ii) payroll taxes, workers' compensation, uniforms, dry cleaning and related expenses for such persons, (iii) payments under service contracts, (iv) charges for gas, steam, electricity, (other than electricity furnished directly to actually rented rentable space in the Premises), heat, ventilation, air conditioning, water and other utilities furnished to all non-rentable or non-rented parts of the Premises (including the Common Areas), (v) the cost of lobby decoration and of painting and decorating the Common Areas or other non-rentable areas, (vi) the cost (purchase or rental) of tools, supplies, machinery and equipment used in the operation, maintenance, repair or cleaning of the Building and charges for telephone service for the Building, (vii) financial expenses in connection with the operation of the Premises, such as insurance premiums (including liability insurance, fire and other casualty insurance, rent insurance and any other insurance that is maintained by Landlord), attorneys' fees and disbursements, auditing and other professional fees and expenses, association dues and any other customary financial expenses incurred in connection with the ownership, maintenance and operation of the Premises, (viii) charges for window, office, common area and other cleaning, janitorial and security services and any other charges of independent contractors, (ix) the cost of repairs and replacements made by Landlord, (x) the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Premises, (xi) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof equal to 4% of all rents and other income derived from the operation of the Premises, (xii) the cost of any capital improvements, calculated as follows: the cost of any capital improvement shall be included in Operating Expenses for the Operating Year in which such capital improvement was paid for except that the cost thereof shall be capitalized and such cost shall be amortized on a straight-line basis

over the useful life thereof and only the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at an annual rate two percent (2%) in excess of the Prime Rate, shall be included in Operating Expenses for the Operating Year in question, (xiii) the cost of removing rubbish from the Premises, and (xiv) all other charges incurred in connection with the operation, maintenance, repair and cleaning of the Premises. Notwithstanding anything to the contrary contained herein, "Operating Expenses" shall not include (A) depreciation, (B) interest on and amortization of any Superior Mortgage or other debt and the cost of consummating any financing or refinancing, (C) rents under any Superior Lease or other lease and the cost of consummating any Superior Lease or other lease, (D) the cost of preparing space for other tenants of the Premises, (E) brokerage commissions, (F) Taxes, and (G) attorney's fees, costs, and disbursements, and other expenses incurred in connection with negotiations of space leases with tenants or prospective tenants. Any cost or expense shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed above.

(2) If less than 100% of the rentable area of the Property is occupied by tenants at any time during any Operating Year (or if Landlord is not providing to any tenants particular services generally provided to tenants in the Property), the amount of Operating Expenses used in calculating the Operating Payment for such Operating Year shall be the amount that Operating Expenses would normally have been expected to be had all of such rentable area of the Property been fully occupied throughout such Operating Year and Landlord were providing to all tenants in the Property all services generally provided by Landlord to tenants in the Property. Tenant acknowledges that certain Operating Expenses (the "Limited Operating Expenses"), such as cleaning, are not being provided to all tenants in the Property and that, accordingly, in determining the expenses to be included in Operating Expenses the Limited Operating Expenses shall be proportionately increased so that Tenant's Operating Percentage will more accurately include Tenant's share of the area over which such expense is being allocated.

(3) The term "Operating Year" shall mean each twelve (12) month period from January 1 through December 31 and each succeeding calendar year thereafter.

(4) The term "Tenant's Operating Percentage" shall mean 67.19%.

(b) Landlord may use related or affiliated persons to provide services or furnish materials for the Property, provided that the rates or fees charged by such persons are competitive with those charged by unrelated or unaffiliated persons in Westchester County for the same services or materials.

5.02. For each Operating Year any part of which occurs during the Term, Tenant shall pay to Landlord an amount (the "Operating Payment") equal to Tenant's Operating Percentage of the Operating Expenses for such Operating Year. Such payments shall be made as provided in Section 5.03. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for all Operating Expenses (and not Tenant's Operating Percentage of such Operating Expenses) or other costs and expenses for services provided by Landlord directly to Tenant or the Premises or areas or portions of the Property that Tenant, Tenant's employees and/or guests and invitees have direct access to and all such amounts, costs and expenses shall be deemed to be, and shall be paid as Additional Charges.

5.03. Landlord shall give Tenant, prior to or after the commencement of each Operating Year, a notice setting forth Landlord's estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to 1/12th of Landlord's estimate of the Operating Payment for such Operating Year. Landlord may amend such estimate by notice given to Tenant from time to time to reflect additional information about Operating Expenses that comes to Landlord's attention or to correct any error made in any prior estimate; said notice may require an increase in monthly payments or a separate individual payment and Tenant's payments shall be adjusted or made as provided in said notice. If Landlord gives any such estimate for an Operating Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is given to Tenant, Tenant shall pay to Landlord on the first day of each month in such Operating Year an amount equal to 110% of the monthly sum payable by Tenant under this Section for the last full month of the preceding Operating Year.

5.04. Within two hundred seventy (270) days after the end of each Operating Year, Landlord shall give notice to Tenant containing a statement of the Operating Expenses for such Operating Year, the correct amount of the Operating Payment for such Operating Year and the computation of Tenant's payment on account thereof ("Operating Statement"), and (i) in the event of a deficiency Tenant shall pay to Landlord the amount thereof within ten (10) days after demand therefor, and (ii) in the event of an overpayment Landlord shall promptly refund to Tenant the amount thereof or, at Landlord's sole option, if the Expiration Date has not occurred, credit the amount thereof against subsequent Operation Payments. Notwithstanding the foregoing, the failure or delay by Landlord in issuing an Operating Statement shall not constitute a waiver of or adversely affect (i) Landlord's obligation to refund or credit for such overpayment or (ii) Tenant's obligation to pay such deficiency, each as due pursuant to this Section 5.04. Subject to Section 5.06, the statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Operating Expenses for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the

statement is inaccurate or inappropriate. Pending the resolution of any such dispute, Tenant shall pay the Operating Payment to Landlord in accordance with the statements furnished by Landlord.

5.05. If the Rent Commencement Date occurs other than on the first day of an Operating Year or an Operating Year ends after the Expiration Date, any Additional Charges in respect thereof payable under this Article shall be equitably prorated.

5.06. If the Operating Expenses for any Operating Year are redetermined by Landlord at any time after the date that Landlord gives an Operating Statement to Tenant for an Operating Year, then Landlord shall give to Tenant a revised Operating Statement that recalculates the Operating Payment for an Operating Year (using the Operating Expenses that reflects such redetermination for such Operating Year, as applicable). If such revised Operating Statement shows (i) a deficiency, then Tenant shall pay to Landlord the amount thereof within 10 days after demand therefor, and (ii) an overpayment, then Landlord shall promptly refund to Tenant the amount thereof or, at Landlord's sole option, if the Expiration Date has not occurred, credit the amount thereof against subsequent Operating Payments.

ARTICLE 6 – Subordination to Mortgages and Superior Leases

6.01. This Lease and all rights of Tenant hereunder shall be subject and subordinate to all ground and underlying leases of the Land and/or Property now or hereafter existing and to all mortgages now or hereafter existing affecting the Land and/or Property and/or any of such leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages, and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination or priority (as described in the second sentence of this Section) shall be required. In confirmation of such subordination or priority Tenant shall promptly execute, acknowledge and deliver any commercially reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage may reasonably request to evidence such subordination or priority. Any lease to which this Lease is subject and subordinate is herein called a "Superior Lease," and the lessor of a Superior Lease is herein called a "Superior Lessor." Any mortgage to which this Lease is subject and subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee." Landlord hereby represents to Tenant that Manufacturers and Traders Trust Company is a Superior Mortgagee as of the Commencement Date.

6.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until

(a) Tenant gives notice of such act or omission to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address were previously furnished to Tenant, and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Superior Mortgagee or Superior Lessor becomes entitled under such Superior Mortgage or Superior Lease to remedy same (which period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy).

6.03. If any Superior Mortgagee or Superior Lessor succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party succeeding to Landlord's rights (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any commercially reasonable instrument that such Successor Landlord reasonably requests to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms and conditions set forth in this Lease except that the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under this Lease, (b) subject to any offset which had accrued to Tenant against Landlord, (c) obligated to complete any construction of the Premises, (d) obligated to make any payment to or on behalf of Tenant, (e) required to account for any security deposit other than any actually delivered to the Successor Landlord, or (f) bound by any previous modification of this Lease or by any prepayment of more than one month's Fixed Rent or Additional Charges unless such modification or prepayment was expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgage.

6.04. If any prospective or actual Superior Mortgagee or Superior Lessor requires any modification of this Lease, Tenant shall, upon notice thereof from Landlord, promptly execute and deliver to Landlord the commercially reasonable instrument accompanying said notice from Landlord to effect such modification if such instrument does not adversely affect, except to a de minimis extent, any of Tenant's rights under this Lease and does not increase any of Tenant's monetary obligations under this Lease.

ARTICLE 7 – Quiet Enjoyment

7.01. So long as Tenant pays all Fixed Rent and Additional Charges and performs all of Tenant's other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease, any Superior Lease and any Superior Mortgage.

ARTICLE 8 – Assignment, Subletting and Mortgaging

8.01. Tenant shall not, voluntarily, involuntarily, by operation of law or otherwise, except with the prior consent of Landlord, which may be given or withheld in Landlord's sole discretion: (a) assign or otherwise transfer this Lease, (b) sublet the Premises or any part thereof, or allow same to be used, occupied or utilized by any person other than Tenant, (c) advertise or publicize the availability of the Premises or any part thereof or list the Premises or any part thereof for assignment or subletting with a broker, agent, representative or otherwise, or (d) mortgage, pledge, encumber or otherwise hypothecate this Lease. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to enter into a sublease, license agreement or other occupancy agreement for space in the Premises to BST106, LLC and Path Coffee Roasters, LLC (collectively, the "Permitted Occupant"), and that Landlord's consent shall not be required for such sublease, license agreement or other occupancy agreement ("Affiliate Occupancy Agreement") entered into between Tenant and the Permitted Occupant; provided that (a) Landlord is provided copies of the Affiliate Occupancy Agreement within thirty (30) days following the date hereof; (b) the Affiliate Occupancy Agreement is by its terms automatically subject and subordinate to this Lease and the Affiliate Occupancy Agreement and Permitted Occupant shall comply with any and all provisions of this Lease, including, without limitation, the contemplated use under the Affiliate Occupancy Agreement conforms to the requirements of Section 2.01, except for those provisions regarding the payment of Fixed Rent or Additional Charges, which shall be governed by the Affiliate Occupancy Agreement and any other obligations retained by Tenant as sublandlord under the Affiliate Occupancy Agreement; and (c) the Affiliate Occupancy Agreement complies with the other requirements of this Article 8, except to the extent expressly exempted therefrom.

8.02. If and so long as Tenant is a corporation, a partnership, a limited liability company or other legal entity, the following shall be deemed to be an assignment of this Lease under Section 8.01 of this Lease and prohibited by such Section 8.01 unless Tenant obtains the prior consent of Landlord in accordance with the terms of this Lease: one or more sales or transfers of stock, partnership interests, limited liability company interests or other interests, voluntarily, involuntarily, by operation of law or otherwise, or the issuance of new stock, partnership interests, limited liability company interests or other interests, as a result of which (x) an aggregate of fifty percent (50%) or more of Tenant's (or any subtenant's) stock, partnership interests, limited liability company interests or other interests, or (y) the ability to control the management of the applicable entity, shall become vested in a party or parties who are not stockholders, partners, members or owners of beneficial interests as of the date hereof. The foregoing provisions of this Section 8.02 and clause (a) of Section 8.01 of this Lease shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control

with Tenant if (a) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the tangible net worth on the Effective Date of the original Tenant herein named, and (b) proof satisfactory to Landlord of such tangible net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. This Section 8.02 of this Lease shall not apply to any corporation all the outstanding voting stock of which is listed on a national securities exchange or is traded in the "over-the-counter" market. Tenant shall provide Landlord with a notice containing all the information required of an Offer Notice (as hereinafter defined) for any such transaction (which notice shall contain the prospective transferee's tangible net worth as required under this Section 8.02) no fewer than ten (10) days prior to the effective date of any transaction pursuant to this Section 8.02.

8.03. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or occupied by any person other than Tenant, whether or not in violation of the provisions of this Lease, Landlord may, after default by Tenant, collect rent from the subtenant or occupant. In either such event, Landlord may apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 8, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or occupancy by others shall not relieve Tenant of the obligation to obtain the consent of Landlord to any other or further assignment, mortgaging, subletting or occupancy by others not expressly permitted by this Article 8. References in this Lease to occupancy by others shall be construed as including subtenants, licensees and others claiming by, through or under Tenant, immediately or remotely.

8.04. Any assignment or transfer, whether or not Landlord's consent is required, shall be made only if and shall not be effective until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes the obligations of Tenant under this Lease and whereby the assignee agrees that the provisions of this Article 8 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent or Additional Charges by Landlord from an assignee, transferee, or any other person, the original Tenant herein named and any and all successors in interest of the original Tenant herein named shall remain fully liable (jointly and severally with any immediate or remote successor-in-interest, including, without limitation, the then Tenant) for the payment of Fixed Rent and Additional Charges and for the other obligations of

Tenant under this Lease (including, if applicable, any extension or renewal of this Lease).

8.05. The liability under this Lease of the original Tenant herein named and any immediate or remote successor-in-interest of the original Tenant herein named shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with the then Tenant extending the time of, or modifying any of the obligations under, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

8.06. Neither the listing of any name other than that of Tenant, whether on the door of the Building or the Building directory or otherwise, nor the acceptance by Landlord of any check drawn by a person other than Tenant in payment of Fixed Rent or Additional Charges, shall operate to vest in any person any right or interest in this Lease or in the Premises, nor shall same be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the occupancy thereof by any person other than Tenant.

8.07. (a) Except as specifically provided to the contrary in this Article 8, if Tenant desires to assign this Lease or sublet all or any part of the Premises, then Tenant shall submit to Landlord a notice (an "Offer Notice"), which Offer Notice shall contain (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective date (as to an assignment) or commencement date (as to a sublease) of which shall be at least thirty (30) but not more than ninety (90) days after the date of the Offer Notice, (b) a statement setting forth in reasonable detail the name and address of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information in respect of proposed assignee or subtenant (including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant), (d) the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, (e) a statement containing the terms of all other agreements, if any, relating to the proposed assignment or sublease and, if not fully disclosed in the aforementioned copy of the proposed assignment or sublease, a statement of all consideration to be received by Tenant for or in connection with such assignment or sublease (including, without limitation, any payment to be made for Tenant's Premises or any fixtures installed by Tenant (other than those fixtures installed by or at the expense of Landlord)) and the terms of payment therefor, and (f) any other information reasonably requested by Landlord.

(b) If Landlord's consent is required pursuant to the terms of this Article 8 for any assignment or subletting of all or substantially all of the Premises, then Tenant's giving of an Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may (i) terminate this Lease in

the case of a proposed assignment or a sublease of all or substantially all of the Premises (a "Total Transfer"), or (ii) terminate this Lease as to the portion proposed to be sublet, or any part thereof, in the case of a sublease of less than all or substantially all of the Premises (a "Partial Sublease"). Such option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after Landlord's receipt of such Offer Notice (and all materials required to be submitted therewith), and during such thirty (30) day period Tenant shall not assign this Lease, sublet such space to any person, or allow any third party to occupy the Premises or any portion thereof in violation of this Article 8. If Landlord exercises its option to terminate this Lease in the case of a Total Transfer, then this Lease shall terminate on the date that the assignment was to be effective or the sublet was to commence (as applicable), and Fixed Rent and Additional Charges shall be apportioned as of such date. If Landlord exercises its option to terminate this Lease as to the portion of the Premises proposed to be sublet in the case of a Partial Sublease, then as of the date that the Partial Sublease was to commence, the Premises for which Landlord elected its option to terminate shall be omitted from the Premises, and all amounts in this Lease based on the size of the Premises (including without limitation Fixed Rent, Tax Payments and Tenant's Tax Percentage) shall be equitably adjusted, on a square footage basis, to reflect the foregoing. Upon Landlord's request, the parties shall enter into a confirmatory amendment setting forth the adjusted terms. The foregoing termination right of Landlord shall not apply to both a proposed sublet of less than fifty percent (50%) of the floor area of the Premises and the Affiliate Occupancy Agreement; provided and so long as the Permitted Occupant complies with, and is subject to, the terms and provisions of this Lease in connection with such sublease, including, without limitation, the intended use complies with the requirements of Section 2.01 except for those provisions regarding the payment of Fixed Rent or Additional Charges, which shall be governed by the Affiliate Occupancy Agreement and any other obligations retained by Tenant as landlord under the Affiliate Occupancy Agreement.

8.08. If (x) Tenant complies with this Article 8, including, without limitation, Section 8.07(a) of this Lease, (y) Landlord does not exercise its option pursuant to Section 8.07(b) of this Lease to terminate this Lease, and (z) Tenant is not in default of any of its obligations under this Lease, then Landlord's consent (which consent, if given, shall be given on a form reasonably satisfactory to Landlord) to the proposed assignment of the Lease or sublease of the Premises shall not be unreasonably withheld, provided and upon condition that:

(a) Tenant has complied with the provisions of this Article 8;

(b) in Landlord's judgment, (i) the proposed assignee or subtenant is engaged in a business, and the Premises will be used in a manner, which is limited to the use expressly permitted under Section 2.01(a) and (ii) the proposed use is not in violation of the provisions of this Lease and is

permitted by Legal Requirements (including, without limitation, applicable zoning laws and any attendant regulations) and the Certificate of Occupancy for the Building and (iii) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(b) neither the proposed assignee or sublessee nor any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Premises;

(c) the proposed assignee or sublessee is not a person with whom Landlord is then negotiating or in the prior six-month period was negotiating to lease space in the Premises; and

(d) the form of any proposed sublease or assignment is (i) reasonably satisfactory to Landlord and (ii) complies with the applicable provisions of this Article 8.

8.09. Tenant shall reimburse Landlord on demand for any reasonable costs incurred by Landlord in connection with any proposed assignment or sublease, whether or not consented to by Landlord, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable attorneys' fees and disbursements in connection with the granting of any requested consent.

8.10. Notwithstanding any subletting to Landlord or its designee or the consent by Landlord to any subletting to any subtenant or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall remain fully liable for the payment of Fixed Rent and Additional Charges due and to become due hereunder and for all of the other obligations of Tenant under this Lease. Tenant shall remain fully liable for all acts and omissions of any licensee or subtenant or any person claiming through or under any licensee or subtenant that are in violation of any of the obligations of Tenant under this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any such subletting, no other or further subletting of the Premises by Tenant or any person claiming through or under Tenant shall be made except in compliance with and subject to the provisions of this Article 8.

8.11. If Landlord's consent is required pursuant to this Article 8 and Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease in connection with such transaction within thirty (30) days after the giving of such consent, then Tenant shall again be

required to comply with the provisions of this Article 8 (as if Tenant had not requested such consent) before assigning this Lease or subletting all or any part of the Premises.

8.12. In respect of every sublease:

(a) no sublease shall be for a term ending later than the day immediately prior to the Expiration Date,

(b) no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until such sublease has been approved by Landlord and an executed counterpart of such sublease has been delivered to Landlord, and

(c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease and execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any offset which had accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any prepayment of more than one month's rent or additional rent, (iv) obligated to make any payment to or on behalf of such subtenant or to perform any repairs or other work in the subleased space or the Premises beyond Landlord's obligations under this Lease, or (v) required to account for any security deposit other than any actually delivered to Landlord.

8.13. If (x) Landlord is required to provide consent pursuant to this Article 8 (with the understanding that, without limiting the foregoing, this provision shall not apply to assignments or subleases permitted without Landlord consent pursuant to Section 8.02), (y) Landlord gives its consent to any such assignment of this Lease or to any such sublease, and (z) Tenant consummates such assignment or sublease, then Tenant shall in consideration therefor pay to Landlord:

(a) in the case of an assignment, an amount equal to one-half (1/2) of that portion of the purchase price which is allocated to the value of the leasehold interest represented by this Lease, less Tenant's actual out of pocket expenditures for legal fees, brokerage, advertising, construction allowance and other expenses related to such assignment, and

(b) in the case of a sublease, one-half (1/2) of the amount of Sublease Profit. The term "Sublease Profit" shall mean (i) the sum of (A) any rents, additional charges or other consideration payable to Tenant, and (B) any sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property (less, in the case of the sale thereohef, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less (ii) the sum of (A) the amount of Tenant's out-of-pocket expenditures for legal fees, and expenses advertising, construction allowance, brokerage commissions and other expenses incurred in connection with the sublease, and (B) Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per rentable square foot payable by Tenant hereunder). The deduction in subclause (i)(B) of this Section 8.13(b) for the net unamortized or undepreciated cost in the case of a sale described therein, and the deduction in subclause (ii)(A) of this Section 8.13(b) for expenditures for legal fees and expenses and brokerage commissions, shall each be made in equal monthly installments over the term of the sublease.

(c) The sums payable to Landlord under this Section 8.13 shall be paid to Landlord as Additional Charges and shall be due when paid by the assignee, subtenant or any other person to Tenant.

(d) This Section 8.13 shall not apply to the Affiliate Occupancy Agreement.

8.14. Tenant shall indemnify and hold harmless Landlord against liability arising from any claims for brokerage commissions or other compensation in connection with any actual or proposed assignment or subletting, whether or not Landlord consents thereto. In the event that Landlord or any Superior Mortgagee or Superior Lessor declines or fails to give its consent to any proposed assignment or sublease, Tenant shall indemnify Landlord and any such Superior Mortgagee or Superior Lessor against liability in connection with any claims made against Landlord or such Superior Mortgagee or Superior Lessor by the proposed assignee or subtenant or any party claiming by, through or under such proposed assignee or subtenant. The indemnities contained in this Section 8.14 shall survive the Expiration Date or earlier termination of this Lease.

8.15. Notwithstanding the foregoing, this Article 8 shall be subject to the provisions of Section 33.01(g) of this Lease.

ARTICLE 9 – Compliance With Legal and Insurance Requirements

9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any Legal Requirements or Insurance Requirements in respect of

the Premises or the use or occupancy thereof. Tenant shall, at Tenant's expense, comply with all Legal Requirements and Insurance Requirements (including, without limitation, requirements of additional sprinkler heads or changes to the sprinkler system in or serving the Premises) that, in respect of the Premises or the use or occupancy thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant, by reason of or arising out of (a) Alterations, (b) Tenant's use of the Premises (as opposed to general use and occupancy), (c) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (d) any cause or condition created by or at the instance of Tenant, (e) Tenant's business, or the location of partitions, trade fixtures or other contents of the Premises, or (f) the breach of any of Tenant's obligations under this Lease, and Tenant shall pay all the costs, expenses, fines, penalties and damages imposed upon Landlord or any Superior Lessors or Superior Mortgagees by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. However, Tenant need not comply with any Legal Requirement so long as Tenant is contesting the validity thereof or the applicability thereof to the Premises.

ARTICLE 10 – Insurance

10.01. Tenant shall not violate or permit the violation of any Insurance Requirements and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Lessor or Superior Mortgagee to liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect of insurance maintained by Landlord over the rate which would otherwise then be in effect, or which would result in an insurance company refusing to insure all or any part of the Property or any contents thereof in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance maintained by Landlord.

10.02. If, by reason of (a) any failure of Tenant to comply with the provisions of Section 9.01 or Section 10.01, (b) Tenant's use of the Premises, or (c) any cause or condition created by or at the instance of Tenant, including, without limitation, the doing or failure to do any Alterations, or the making of or failure to make any Alterations or repairs, the premiums on any insurance maintained by Landlord shall be higher than they otherwise would be, Tenant shall reimburse Landlord on demand for that part of such premiums attributable to such use, action or failure on the part of Tenant. A schedule or "make up" of rates for any insurance maintained by Landlord issued by the fire insurance rating organization having jurisdiction or other similar body making rates shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to such insurance.

10.03. Tenant assumes the liability for damage to Tenant's Property, regardless of the cause thereof. Tenant, at its expense, shall maintain, at its own expense, the following insurance policies in full force and effect during the term of the Lease: (a) property insurance under an ISO "Special Form" policy covering Tenant's Property and property of others for which Tenant is responsible, including, without limitation, all trade fixtures, fittings, installations, decorations, Alterations to a limit of not less than 100% of the replacement cost thereof; (b) commercial general liability insurance covering the operations of Tenant with limits of $1,000,000 per occurrence Bodily Injury and Property Damage, $1,000,000 per occurrence Personal & Advertising Injury, $1,000,000 Products Liability and Completed Operations, $1,000,000 Fire Damage Legal Liability and $2,000,000 General Aggregate limit per location. which policy shall be written on an occurrence basis subject to no deductible, and which policy shall not contain exclusions relating to (1) contractual liability, (2) independent contractors, (3) gravity related injuries, (4) injuries sustained by employees of an insured or any insured, and (5) height limitations; (c) Worker's Compensation insurance affording coverage under the Worker's Compensation laws of the State of New York and Employer's Liability coverage subject to a limit of no less than $500,000 each employee, $500,000 each accident and $500,000 policy limit; and (d) umbrella liability insurance with a limit of not less than $5,000,000 providing excess coverage over all limits and coverage noted in clauses (b) and (c) above. The limits of such insurance shall not limit the liability of Tenant hereunder. All policies listed in this Section 10.03 shall be endorsed to name as an "additional insured" the following parties: (x) Landlord, (y) Landlord's managing agent and (z) all current Superior Lessors and Superior Mortgagees and any other Superior Lessors and Superior Mortgagees whose names and addresses shall have been furnished to Tenant. The definition of "additional insured" shall also include all partners, officers, directors, employees, agents and representatives of the named entity. Further, coverage for additional insureds shall apply on a primary basis to any insurance carried by Landlord, whether collectible or not. Tenant shall deliver to Landlord and all additional insureds duplicate original policies or binders for such insurance in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent no later than ten (10) days after the Commencement Date, but in any event prior to the commencement of any Alterations. All such policies shall be noncancellable in respect of Landlord and any additional insureds unless thirty (30) days' prior notice is given to Landlord and all additional insureds and all such policies shall provide that no act or omission of Tenant shall affect or limit the obligations of the insurer in respect of Landlord and the additional insureds. Tenant shall procure and pay for renewals of such insurance from time-to-time before the expiration thereof. Tenant shall deliver to Landlord and all additional insureds certificates and copies of the binders for renewal policies issued by the insurance company or its authorized agent at least thirty (30) days prior to the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York and have a "Best's" rating of A-X or higher in the most current

edition of A.M. Best's Property-Casualty Key Rating Guide (or the equivalent rating from a successor organization), or which are otherwise reasonably satisfactory to Landlord.

10.04. Each party shall have included in each of its casualty insurance policies (insuring the Premises and Landlord's property therein in the case of Landlord, and insuring Alterations and Tenant's Property in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission is not, or ceases to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain same from another insurance company. If such waiver, agreement or permission is obtainable only by payment of an additional charge, the insured party shall so notify the other party promptly after learning thereof, and the insured party shall not be required to obtain said waiver, agreement or permission unless the other party pays the additional charge therefor. Each party hereby releases the other in respect of any claim (including a claim for negligence) which it might otherwise have against the other for loss, damage or destruction of or to its property to the extent to which it (i) is insured under a policy containing a waiver of subrogation or express agreement that such policy shall not be invalidated or permission to release liability, as provided above in this Section, or (ii) would have been insured had the party suffering the loss, damage or destruction insured its property in a commercially reasonable manner consistent with practices of a prudent commercial landlord in Westchester County, New York under a standard commercial policy containing a waiver of subrogation or express agreement permitting the release of liability. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of or to its property, the other party is liable to the first party in respect thereof or is obligated under this Lease to make replacement, repair, restoration or payment, then, provided the first party's right of full recovery under its insurance policy is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be (except that Landlord shall have no liability to Tenant for any of Tenant's Property (including leasehold improvements) if Tenant could have obtained insurance coverage for such property).

10.05. Landlord may from time to time, but not more frequently than once every year, require (a) that the amount of commercial general liability insurance to be maintained by Tenant under Section 10.03 be reasonably increased and/or additional coverage provided, provided that the increased amount or additional

coverage is consistent with amounts generally carried for comparable premises in Westchester, New York, and (b) Tenant to obtain such insurance coverage in form and amounts consistent with coverage and amounts in comparable buildings in Westchester, New York.

10.06 In connection with any Alterations, Tenant shall cause its contractors and subcontractors (collectively, "Contractors") to secure and keep in effect during the performance of the same, at Contractors' sole cost and expense, the following coverage:

(i) Property insurance upon tools, material, equipment and supplies, whether owned, leased or borrowed by the Contractor or its employees to the full replacement cost for all causes of loss included within "all risk" perils. Policy shall allow for a waiver of subrogation against Landlord.

(ii) Workers Compensation affording coverage under the laws of the State of New York and Employers Liability coverage subject to a limit of no less than $1,000,000 each employee, $1,000,000 each accident and $1,000,000 policy limit.

(iii) Commercial General Liability, including contractual liability on an occurrence form with combined bodily injury and property damage limits of not less than $5,000,000 per occurrence, $5,000,000 per project general aggregate and $5,000,000 Products Liability and Completed Operations. Products and Completed Operations coverage shall extend for three years beyond completion of any applicable Alteration. A policy shall not contain exclusions relating to (a) independent contractors (b) gravity related injuries (c) injuries sustained by an employee of an insured or any insured. Such insurance shall be primary and non-contributory, notwithstanding any insurance carried by Landlord or Tenant.

All such insurance shall be maintained with insurance companies licensed in New York with an AM Best's rating of not less than A- VIII. Said policies shall not be canceled, non-renewed or materially changed without at least thirty (30) days prior notice to Landlord. Each policy shall include Landlord as additional insured utilizing both forms CG2010 and CG2037 or their equivalents.

Tenant shall cause each Contractor execute an indemnification/hold harmless agreement in favor of Tenant, Landlord and Landlord's lender, if any, in form and substance reasonably acceptable to Landlord. No Contractor shall begin work unless and until it shall have furnished such agreement and Certificates of Insurance to Landlord on Accord Form 25 evidencing all terms noted above.

ARTICLE 11 – Rules and Regulations

11.01. Tenant shall and shall cause its subtenants and licensees, and its and their respective employees, agents, contractors and invitees, to observe and comply with the rules and regulations attached hereto as **Exhibit D**, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times makes and notifies Tenant of which in Landlord's judgment are necessary or desirable for the reputation, safety, care or appearance of the Property, and other common areas of the Property or the preservation of good order therein, the operation or maintenance of the Property and other common areas of the Property, or the best interest of tenants generally. Such rules and regulations as changed from time to time are herein called the "Rules and Regulations." In case of any conflict, inapplicability or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or other person, Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or other person. Notwithstanding the foregoing, Landlord agrees to enforce the Rules and Regulations in a non-discriminatory manner.

ARTICLE 12 – Alterations

12.01. Tenant may from time to time, at its expense, make such alterations ("Alterations") to the Premises as Tenant reasonably considers necessary for the conduct of its business in the Premises, provided and upon condition that: (a) the Alterations are non-structural and the structural integrity of the Building is not affected, (b) the Alterations are to the interior of the Premises, no part of the Building or Property outside of the Premises is affected, and the outside appearance of the Building is not affected, and (c) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building is not adversely affected and the usage of such systems by Tenant is not materially increased, as determined by Landlord in its reasonable discretion. Before proceeding with any Alteration, except those Alterations that are cosmetic in nature and will cost not more than $20,000.00 to complete, Tenant shall submit to Landlord for Landlord's approval (which shall not be unreasonably withheld) plans and/or specifications and all changes thereto for the work to be done, and Tenant shall not proceed with such work until it obtains such approval. Tenant shall pay to Landlord on demand (A) the out-of-pocket actual costs and expenses of Landlord in (i) reviewing said plans and specifications and any changes thereto and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, and (B) a supervisory fee equal to five percent (5%) of the cost of constructing any Alterations. Any review or approval by Landlord of any plans or specifications in respect of any Alterations is solely for Landlord's benefit and without any

representation or warranty to Tenant as to the adequacy, correctness or efficiency thereof or otherwise.

12.02. Tenant, at its expense, shall obtain all necessary governmental and other permits, approvals and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those initially installed in the Premises. Alterations shall be performed by contractors approved by Landlord prior to the commencement of any Alterations, which approval shall not be unreasonably withheld, conditioned or delayed. Any initial work at the Premises or Alterations shall be performed in such a manner as not to violate union contracts affecting the Property, or to create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant of the Property. Throughout the performance of Alterations, Tenant shall carry, or cause its contractors to carry, the insurance specified in Section 10.06 hereof. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect before the commencement of Alterations. Any Alterations involving the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems shall be performed only by contractors approved by Landlord.

12.03. Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant which are issued by the municipal authorities of the City of Rye or any other public authority having or asserting jurisdiction. Tenant shall indemnify Landlord against liability in connection with any and all mechanics' and other liens and encumbrances filed in connection with Alterations or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant, including security interests in any materials, fixtures or articles so installed in the Premises. Tenant, at its expense, shall bond over or procure the satisfaction or discharge of record of all such liens and encumbrances filed in connection with Alterations or any other work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant within fifteen (15) days after the filing thereof.

ARTICLE 13 – Landlord's and Tenant's Property

13.01. Except as provided in Section 13.02, all fixtures, equipment, improvements and appurtenances, including utility lines and equipment, attached to or built into the Premises before or after the Possession Date, whether by or at

the expense of Landlord or Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant.

13.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by Tenant at any time during the Term without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings, and all other articles of movable personal property owned by Tenant and located and used in the Premises at any time during the Term (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that if any Tenant's Property is installed or removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.

13.03. At or before the Expiration Date, or within seven (7) days after an earlier termination date, Tenant, at its expense, shall remove from the Premises all Tenant's Property, and any Alterations and any fixtures, equipment, improvements and appurtenances which Landlord may direct Tenant to remove. Tenant shall repair and be liable for any damage to the Premises and the Property resulting from any installation and/or removal of any such items. Any items of Tenant's Property which remain in the Premises after the Expiration Date, or after fifteen (15) days following an earlier termination, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord in such manner as Landlord shall reasonably determine at Tenant's expense.

ARTICLE 14 – Repairs and Maintenance

14.01. (a) Tenant shall, at its expense, take good care of (i) the Premises, which includes, without limitation, the loading docks adjacent thereto; (ii) the fixtures and appurtenances therein, including, without limitation, the load levelers located in the loading docks (the "Load Levelers"); (iii) all mechanical, electrical, sanitary, heating, ventilating, air-conditioning and other fixtures and equipment therein, including, without limitation, the elevator exclusively serving the Premises ("Tenant's Elevator") and, subject to Section 16.01 of this Lease, Tenant's HVAC Unit; (iv) Tenant's Property; (v) subject to Section 17.03 of this Lease, the Parking Lot (as defined below); and (vi) the floor of the Premises. Tenant shall maintain a maintenance contract ("Elevator Contract") with respect to Tenant's Elevator during the Term, which Elevator Contract shall be reasonably acceptable to Landlord and with an elevator servicer reasonably acceptable to Landlord. Prior to the Possession Date, Tenant shall deliver to Landlord such Elevator Contract, and, during the Term, Tenant shall deliver to Landlord any changes to or renewals of such Elevator Contract promptly after Tenant's receipt. Tenant shall be responsible

for the replacement of Tenant's Elevator. Tenant shall be responsible for and shall promptly make all nonstructural repairs, interior and exterior, ordinary and extraordinary, in and to the Premises and the Property, including, without limitation, the Parking Lot, the need for which arises out of (a) the performance or existence of any Alterations or other work by Tenant, (b) the installation, use or operation of Tenant's Property, (c) the moving of Tenant's Property in or out of the Premises or the Property, or (d) the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, painting, maintenance and replacement of wall and floor coverings in the Premises, and for the repair, maintenance and replacement of all mechanical, electrical, sanitary, heating, ventilating, air-conditioning and other fixtures and equipment therein, including, without limitation, the Tenant Acquired Property. Any repairs and replacements required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems shall be performed only by contractors approved by Landlord. Tenant shall also be responsible for the cost of any structural damage in and to the Premises or the Property caused by the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees.

(b) Tenant shall be responsible, as Additional Charges hereunder, for any costs incurred by Landlord regarding structural repairs, interior and exterior, ordinary and extraordinary, in and to the Premises and the Property, the need for which arises out of (a) the installation, use or operation of Tenant's Property, or (b) the act, omission, misuse or neglect of or by Tenant or any subtenant or licensee, or their respective employees, agents, contractors or invitees.

14.02. Tenant, at its sole cost and expense, shall be responsible for removing snow, ice, dirt, debris, and otherwise clean, the areas leading to any entrance, exit or other means of egress or ingress to the Premises, including, without limitation, the loading docks, with the understanding that Landlord shall contract directly with a vendor to handle snow removal from the Common Areas of the Property (which shall be treated as Operating Expenses hereunder).

14.03. Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make hereunder or pursuant to Legal Requirements or Insurance Requirements. Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's business. In no event may Tenant offset or attempt to offset any damage resulting from a breach of the preceding sentence, or any other agreement or obligation of Landlord, from Fixed Rent or Additional Charges payable under this Lease.

ARTICLE 15 – Electric Energy

15.01. Tenant shall apply for and pay for its supply of electric current by direct application to and arrangement with the public utility company serving the Building. Landlord shall use commercially reasonable efforts to have electric service provided directly to Tenant by the utility company providing electric service to the Property. In the event Tenant obtains such direct application to and arrangement with the public utility company serving the Building, Tenant shall pay for its consumption of electricity serving the Premises as measured by direct meter(s) installed by Landlord at Landlord's expense. If Landlord is unable to obtain or to assist Tenant in obtaining such direct electric service for Tenant, Landlord shall provide redistributed electricity to the Premises hereunder on a sub-metered basis, and Tenant agrees to purchase the same from Landlord at charges for such computed in the manner hereinafter described, to wit, a sum equal to Landlord's cost for such electricity ("Landlord's Cost"). Landlord's Cost for such redistributed electricity shall be equal to (a) Landlord's cost for the relevant billing period as hereinafter defined ("Landlord's Cost Rate") multiplied by Tenant's electricity consumption for the relevant billing period as hereinafter defined ("Tenant's Electrical Consumption") measured and calculated as hereinafter provided (but never less than Landlord's actual cost for the electricity so redistributed), and (b) and all taxes paid by Landlord (except and to the extent that an exemption from sales tax applies to Landlord). In addition, Tenant shall reimburse Landlord hereunder for the costs incurred by Landlord for measuring, calculating and reporting Tenant's electricity charges, including the fees of Landlord's electrical consultant.

Landlord's Cost Rate shall mean the average cost for the Building electrical usage calculated on a kilowatt hour (i.e., "KWH") and kilowatts (i.e., "KW") basis, and shall be determined as follows: (i) the total dollar amount billed to Landlord by the public utility and/or service providers for the Building's consumption for the relevant billing period for energy (i.e. "KWH") shall be divided by the total kilowatt hours consumed by the Building for that billing period, and (ii) the total dollar amount billed to landlord by the public utility and/or service providers for the relevant billing period for demand (i.e. "KW") for the Building's demand for such billing period shall be divided by the total demand (kilowatts) of the Building for such billing period. Tenant's Electrical Consumption shall mean the total KWH and KW used by Tenant at the Premises measured by meters or submeters installed to measure same. Where more than one meter or submeter measures the service of Tenant in the Building, the service measured by each such meter shall be computed and billed collectively in accordance with the rates herein specified. Notwithstanding the foregoing, in no event shall Tenant pay less than Landlord's actual cost of the electricity consumed by Tenant.

If required under the terms of this Lease, Landlord shall install direct meters or submeters at its cost and expense to measure Tenant's Electrical Consumption.

Bills therefor shall be rendered at such times as Landlord may elect, and the amount due shall be deemed to be, and shall be paid as Additional Charges. If any tax is imposed upon Landlord's receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that Tenant's share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord.

In the event that all or part of the meters, or system by which Landlord measures Tenant's consumption of electricity within any portion of the Premises hereunder (the "Submetering System"), shall fail to be operational, installed or otherwise malfunction, (a) Landlord, through an independent, electrical consultant selected by Landlord, at Tenant's sole cost and expense, shall estimate the readings that would have been yielded by said Submetering System as if the malfunction had not occurred, on the basis of Tenant's prior usage and demand and the lighting, HVAC and other equipment installed within such space and (b) Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within ninety (90) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within ninety (90) days of Landlord's receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant. Pending such controlling determination, Tenant shall timely pay Additional Charges to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, as applicable, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

If all or part of the metering or submetering Additional Charges payable in accordance with this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord's option, in lieu of metering or submetering Additional Charges, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the Fixed Rent rates to be paid under this Lease shall be increased by an "alternative charge" which shall be a sum equal to Landlord's cost thereof.

15.02. Landlord shall provide not less than five (5) watts connected load per rentable square foot, exclusive of the Building HVAC system, if any, of electrical power available within the Premises at all times during the Term of this Lease. Tenant's use of electric energy in the Premises shall not at any time exceed five (5) watts of connected load per square foot of the Premises, and in no case shall exceed the capacity of any of the electrical conductors and equipment in, or otherwise

serving, the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably delayed or withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system other than ordinary office equipment, or make any alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the actual cost thereof shall be paid by Tenant to Landlord within ten (10) days of demand.

15.03. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant sustains or incurs if either the quantity or character of electric service or any and all other utilities to and in the Premises is changed or interrupted or is no longer available or suitable for Tenant's requirements.

15.04. Tenant shall pay for its consumption of water and gas serving the Premises, which shall be measured by direct or sub-meters installed by Landlord, at Landlord's expense. If submetered, bills for such consumption of water and gas shall be rendered at such times as Landlord may elect, and the amount due shall be deemed to be, and shall be paid as Additional Charges. In the event that the direct meter or sub-meter, or system shall fail to be operational, or otherwise malfunction, until such time the meter is repaired water and/or gas will be billed and payable based upon Landlord's reasonable apportionment taking into account Tenant's prior usage and demand and Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within ninety (90) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within ninety (90) days of Landlord's receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such consultant shall be final and binding on both Landlord and Tenant. Pending such controlling determination, Tenant shall timely pay Additional Charges to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, as applicable, in the event that the consultant determines that the amount of a contested bill should have been other than as reflected thereon. All such meters shall be maintained, repaired and replaced (if necessary) by Landlord at Landlord's expense.

15.05. Subject to Force Majeure (as defined below), if (i) Landlord fails to provide electrical service to the Premises in accordance with this Article 15 to the extent within Landlord's reasonable control Landlord (as applicable, the "Electricity Service") (such failure, the "Electric Service Failure"), which Electric Service Failure is material and adverse, and as a result thereof impacts Tenant's ability to

conduct its business in the Premises (or a portion thereof) in the same manner that Tenant conducted its business prior to such event, (ii) Tenant provides Landlord with written notice of the Electric Service Failure, and (iii) the Electric Service Failure extends for a period longer than five (5) consecutive Business Days, then Tenant's obligation to pay Fixed Rent, Operating Payments and Tax Payments shall be abated in the proportion that the rentable area of the portion of the Premises that Tenant is so prevented from using, and does not use, bears to the total rentable area of the Premises, for the period beginning on the sixth (6th) consecutive Business Day after the aforementioned conditions are met and ending on the date on which the Electricity Service is restored rendering the Premises or portion thereof tenantable and useable for the ordinary conduct of Tenant's business. In no event may Tenant offset any damage resulting from a breach of the preceding sentence, or any other agreement or obligation of Landlord, from Fixed Rent or Additional Charges payable under this Lease.

ARTICLE 16 – Heat, Ventilation and Air-Conditioning

16.01. The Premises shall be served by one or more existing heating, ventilating and air-conditioning units ("Tenant's HVAC Unit"). The cost of electricity for such unit shall be included in Article 15 above. Tenant may operate Tenant' HVAC Unit at such times as Tenant shall determine, but shall not exceed the capacity of Tenant' HVAC Unit at any time. Tenant shall be responsible for the maintenance, repair and replacement of Tenant's HVAC Unit and in connection therewith shall obtain and maintain, at Tenant' sole cost and expense, in effect at all times a service contract with a qualified maintenance company designated or approved by Landlord. Tenant shall promptly provide a copy of such service contract to Landlord upon Landlord's request.

16.03. The performance by Landlord of its obligations under Section 16.01 with respect to the Premises is conditioned upon Tenant's electricity usage not exceeding the amounts set forth in Section 15.02.

ARTICLE 17 – Other Services, Service Interruption and Building Directory, Tenant Access

17.01. Tenant shall cause the Premises, including the interior of the exterior windows, to be kept clean and free of rubbish and debris and will enter into separate agreements with third party companies for such services, which third party companies shall be approved by Landlord, in its reasonable discretion, prior to such companies providing services to the Premises. Tenant shall cause remove all rubbish from the Premises and may use Landlord's dumpster for disposal thereof.

17.02. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, without affecting Tenant's obligations under this Lease, to stop or interrupt or reduce service of any of the heating, ventilating, air-

conditioning, electric, sanitary, elevator, sprinkler, water or other Building systems, or to stop or interrupt or reduce any other services required of Landlord under this Lease (whether or not specified in Article 16 or in this Article 17), whenever and for so long as may be necessary, by reason of (a) Force Majeure, or (b) the making of repairs, additions, changes or replacements which Landlord is required or permitted to make or in good faith deems necessary.

17.03. Subject to the terms herein, from and after the Commencement Date, Landlord shall grant to the Tenant named herein a non-exclusive license to use the parking lot (the "Parking Lot") on the Property identified on **Exhibit E** annexed hereto and made a part hereof for the parking of Vehicles (as hereinafter defined) in connection with Tenant's business in the Property; provided that Tenant (a) is not in default under this Lease beyond any applicable notice and grace period, (b) is open for the conduct of business in the Premises for the use set forth in Section 2.01 of this Lease, (c) is in occupancy of one hundred percent (100%) of the Premises and (d) has not assigned its interest in this Lease or subleased all or any portion of the Premises. Any user of the Parking Lot shall comply in all respects with Landlord's standard parking rules and regulations for the Property (including, without limitation, with respect to the registration of Vehicles). Landlord shall have the right, provided that the number of parking spaces available to Tenant is not decreased, to change the parking arrangements at the Property including, but not limited to, providing parking at other locations on the Property other than the Parking Lot, the use of a parking attendant or valet service and/or the institution of a system using parking cards or passes. As used in this Lease, the term "Vehicle" shall mean passenger vehicles (none of which shall be longer than eighteen (18) feet). Notwithstanding the foregoing or anything to the contrary contained herein, Landlord shall contract with a vendor to handle plowing and/or snow removal, as applicable, from the Parking Lot as part of Landlord's standard Common Area maintenance of the Property (with the understanding that the cost thereof shall be billable as Operating Expenses hereunder, or, to the extent any such service is exclusively performed in the Parking Lot for which Tenant, and no other tenant at the Building, derives the sole benefit, billable by Landlord as Additional Charges hereunder).

ARTICLE 18 – Landlord Access, Notice of Occurrences, Windows, Name of Building

18.01. All of the exterior Building walls, core corridor walls and doors and any core corridor entrances, any terraces or roofs adjacent to the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord shall have the right, at any time, without affecting any of Tenant's obligations under this Lease, to install, erect, use and maintain pipes, ducts and conduits in

and through the Premises and to make such changes and improvements in or to the Building and Common Areas as Landlord deems necessary or desirable except that such alterations shall not reduce usable square footage of the Premises, other than in a de minimis or inconsequential fashion. Landlord shall use commercially reasonable efforts to make such changes, alterations, additions and improvements with minimal interference to the conduct of Tenant's business.

18.02. Landlord and its agents shall have the right to enter and/or pass through and/or be on the Premises at any time or times to examine the Premises and to show it to actual or prospective Superior Lessors or Superior Mortgagees or prospective purchasers of the Building at reasonable times and upon reasonable prior notice to Tenant (which prior notice may be given by telephone or by email to a party or parties designated by Tenant from time to time) (except in the case of emergencies). Landlord, its agents and contractors (including cleaning contractors) and their respective employees (a) shall have the right to enter the Premises at reasonable times and upon reasonable prior notice (or at any time in the case of emergencies), to make such repairs, alterations and improvements in or to the Building as Landlord is required or desires to make, and Landlord shall repair any damage arising or resulting from a such repairs, alterations and improvements in or to the Building by or on behalf of Landlord. Landlord shall have the right to take all materials into and on the Premises that may be reasonably required in connection therewith and such acts shall not be deemed an actual or constructive eviction and shall not affect Tenant's obligations under this Lease. During the period of 12 months prior to the Expiration Date, Landlord and its agents may exhibit the Premises to prospective tenants. Landlord shall use commercially reasonable efforts not to interfere with the conduct of Tenant's business in connection therewith, but Landlord shall not be required to do any of the same at times other than Business Hours.

18.03. If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building other than the Premises is temporarily or permanently closed or inoperable (provided Tenant is not deprived of reasonable access to the Premises, except in the case of an emergency), same shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant's obligations under this Lease.

18.04. Landlord may adopt any name for the Property, and Landlord shall have the right to change the name and/or address of the Property from time to time.

18.05. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's

sanitary, electrical, sprinkler, heating, ventilating, air-conditioning, plumbing, elevator or other systems located in or passing through the Premises.

18.06. If an excavation is made upon land adjacent to or under the Premises, or is authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person reasonably deems necessary or desirable to preserve and protect the Premises from injury or damage and to support same by proper foundations, and same shall not be deemed an actual or constructive eviction and shall have no effect on Tenant's obligations under this Lease (provided Tenant is not deprived of reasonable access to the Premises, except in the case of an emergency).

18.07. If Tenant is not present when for any reason entry into the Premises by Landlord is necessary or permissible, Landlord or Landlord's agents may enter same by a master key, or may forcibly enter same (in the case of an emergency only), without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents accord reasonable care to Tenant's Property), and such entry shall not be deemed an actual or constructive eviction and shall have no effect upon Tenant's obligations under this Lease.

ARTICLE 19 – Non-Liability and Indemnification

19.01. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or willful misconduct of any such person. Neither Landlord nor any Superior Lessor or Superior Mortgagee shall be liable for any damage caused by other tenants or persons in, on or about the Property. In no event shall Landlord, any Superior Lessor or any Superior Mortgagee have any liability for consequential damages.

19.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Property in the event of any claim against Landlord or any partner, director, officer, member, manager, agent or employee of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, shall be limited to such estate and property of Landlord. No other properties or assets of Landlord or any partner, director, officer, member, manager, agent or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

19.03. Tenant shall indemnify Landlord against liability in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created (other than by Landlord) in or about the Premises during the Term or during the period of time, if any, prior to the Possession Date that Tenant is given access to the Premises, (b) any negligent act or omission of Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees, (c) any accident, injury or damage occurring in, at or upon the Premises (except to the extent caused by Landlord's negligence or willful misconduct), (d) the failure of Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees to comply with Legal Requirements and Insurance Requirements or (e) any other breach or default by Tenant under this Lease.

19.04. Notwithstanding any provision in this Lease to the contrary, Landlord, to the fullest extent permitted by law, shall indemnify Tenant against liability in connection with any accident, injury or damage occurring anywhere in and around the Property where such accident, injury or damage results or is claimed to have resulted from negligence or willful misconduct of Landlord or Landlord's agents and employees.

19.05. The obligations of Tenant under this Article 19 shall survive the Expiration Date or earlier termination of this Lease.

ARTICLE 20 – Damage or Destruction

20.01. If the Building is partially or totally damaged or destroyed by fire or other casualty (and this Lease is not terminated as provided in this Article), Landlord shall repair the damage and restore and rebuild the Building (except for Alterations and Tenant's Property) with reasonable diligence after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction.

20.02. Notwithstanding the provisions of Section 20.01 and subject to the provisions of Section 20.05, if all or part of the Premises is damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be reduced in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to (a) the date the damage to the Premises is substantially repaired to substantially the condition of the Premises prior to the damage, or (b) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises is made tenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period in which repair work is taking place and prior to the date the Premises is substantially repaired to substantially the condition of the Premises prior to the damage or the date made tenantable, Fixed Rent and any Additional

Charges payable under Article 4 and Article 5 allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

20.03. Notwithstanding the provisions of Section 20.01, if the Building is so damaged or destroyed by fire or other casualty (whether or not the Premises is damaged or destroyed) that Landlord elects not to restore, then Landlord may terminate this Lease by giving Tenant notice to such effect within 120 days after the date of the fire or other casualty and Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be prorated and adjusted as of the date of termination.

20.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. If Landlord does not elect to cancel this Lease pursuant to this Article 20, Landlord shall, to the extent insurance proceeds are available to Landlord therefor, use reasonable efforts to make such repair or restoration in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work at times other than during Business Hours. Notwithstanding anything to the contrary contained in this Section 20.04, if all or substantially all of the Premises is rendered untenantable by a fire or other casualty, and if (a) Landlord shall reasonably estimate that the time required for the repair or restoration of such damage or destruction is in excess of two hundred forty (240) days, (b) such two hundred forty (240) day period shall end within the last one (1) year of the Term, or (d) if repairs do, in fact, exceed two hundred forty (240) days from the date of the casualty, then Tenant, at its option, may elect to terminate this Lease as of the date such fire or other casualty occurred, as if such date were the Expiration Date

20.05. Notwithstanding the above, if by reason of any act or omission on the part of Tenant or any subtenant or licensee or their respective employees, agents, contractors or invitees, Landlord, any Superior Lessor or Superior Mortgagee is unable to collect all or substantially all the rent insurance proceeds, then, without prejudice to any other remedies which may be available against Tenant, any reduction of Fixed Rent or Additional Charges provided for herein shall be reduced by the amount by which such rent insurance proceeds have been so reduced. Further, nothing contained in this Article shall relieve Tenant from any liability it may have as a result of any damage or destruction by fire or other casualty.

20.06. Landlord will not carry insurance of any kind on Tenant's Property and shall not be obligated to repair any damage to or replace Tenant's Property.

ARTICLE 21 – Eminent Domain

21.01. If the whole of the Building or the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking ("Date of Taking"), and Fixed Rent and any Additional Charges payable under Article 4 and Article 5 shall be prorated and adjusted as of such date.

21.02. Landlord may, at its option, in the event of a partial taking of the Building or the Premises, at its option, terminate this Lease by giving Tenant notice to that effect within 90 days after the Date of Taking. If 35% or more of the Premises is so taken and if the remaining area of the Premises is not reasonably sufficient for Tenant to continue a viable operation of its business, Tenant may, at its option, terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking. This Lease shall terminate thirty (30) days after the date that such notice from Landlord or Tenant to the other shall be given, and Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination. Upon such partial taking and this Lease continuing in force as to any part of the Premises, Fixed Rent, Tenant's Tax Percentage and Tenant's Operating Percentage shall be equitably adjusted according to the rentable area remaining.

21.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. The foregoing shall not preclude Tenant from recovering a separate award for Tenant's moving expenses and Tenant's Property if such award does not reduce and is not payable out of the award for the Property.

21.04. In the event of any taking of less than the whole of the Building and/or Land which does not result in termination of this Lease, Landlord, whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building (other than Tenant's Property) to substantially their former condition to the extent that same is feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute the Building complete and tenantable.

ARTICLE 22 – Surrender and Holding Over

22.01. On the Expiration Date or on any earlier termination of this Lease or on any reentry by Landlord on the Premises pursuant to the terms of this Lease, Tenant shall quit and surrender the Premises to Landlord "broom clean" and in the same order and condition as on the Possession Date, except for ordinary wear and tear and damage by fire, hurricane, tornado, earthquake or other casualty, condemnation or circumstances for which Landlord is responsible for repairing

pursuant to the terms of this Lease, and Tenant shall remove all Tenant's Property and Alterations therefrom except as otherwise expressly provided in this Lease. Additionally, at least six (6) months prior to the end of the Term, Landlord may direct Tenant, in Landlord's sole discretion, to restore the Premises to the condition of the Premises existing on the Possession Date (with the understanding that, pursuant to Landlord's notice regarding such restoration, Tenant may be required to remove any Alterations performed by Tenant, or any portion thereof). No act or thing done by Landlord or its agents or employees shall be deemed an acceptance of a surrender of this Lease or the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

22.02. If Tenant remains in possession of the Premises after the expiration or termination of this Lease without the execution of a new lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any losses incurred by Landlord resulting therefrom. In addition, for each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Lease or after termination of this Lease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly use and occupancy at a rate equal to (1) for the first thirty (30) days after the expiration or termination of this Lease, one hundred fifty percent (150%) of the monthly Fixed Rent last payable by Tenant, plus all Additional Charges payable hereunder, and (2) thereafter, the greater of (a) two times the monthly Fixed Rent last payable by Tenant, plus all Additional Charges payable hereunder, and (b) Landlord's then asking price, on a monthly basis, for comparable space in the Building (or, if Landlord has no asking price, the monthly rental equal to the prevailing rate for comparable space in comparable buildings in the vicinity of the Building). Nothing contained in this Section shall (i) imply any right of Tenant to remain in the Premises after the expiration or termination of this Lease without the execution of a new lease, (ii) imply any obligation of Landlord to grant a new lease or (iii) be construed to limit any right or remedy that Landlord has against Tenant as a holdover tenant or trespasser.

ARTICLE 23 – Default

23.01. This Lease is subject to the limitations that whenever Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any of the Insolvency Laws, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any Insolvency Laws and is not vacated within sixty (60) days, or whenever a petition is filed by or against Tenant under the reorganization provisions of any Insolvency Laws, or whenever a petition is filed by Tenant under the arrangement provisions of any Insolvency Laws, or whenever a

receiver of Tenant or of or for the property of Tenant is appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 60 days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to terminate this Lease at the expiration of 15 days from the date of service of such notice of intention, and upon the expiration of said 15-day period this Lease, whether or not the Term had commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.

23.02. This Lease is subject to the further limitations that:

(a) if Tenant defaults in the payment of any Fixed Rent or Additional Charges, and such default continues for five (5) Business Days; or

(b) if Tenant, whether by action or inaction, is in default of any other obligation under this Lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default continues and is not remedied within fifteen (15) days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which with due diligence cannot be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or Superior Mortgagee to prosecution for a crime or (ii) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant does not, (x) within said fifteen (15)-day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of such notice from Landlord; or

(c) if any event occurs or any contingency arises whereby this Lease, by operation of law or otherwise, devolves upon or passes to any person other than Tenant, except as expressly permitted by this Lease, or a violation of Article 8 shall occur; or

(d) if Tenant vacates or abandons the Premises; or

(e) if Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) defaults under any other lease of space in the Building;

then Landlord may give to Tenant a notice of intention to terminate this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5)-day period this Lease shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 25.

ARTICLE 24 – Re-entry by Landlord

24.01. If Landlord gives Tenant notice of termination under Article 23 on account of nonpayment of any Fixed Rent or Additional Charges, or if this Lease terminates as provided in Article 23, Landlord or Landlord's agents may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by legal force or otherwise, without being liable for indictment, prosecution or damages therefor, and may repossess same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord Fixed Rent and Additional Charges payable to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 25.

24.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

24.03. If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default on the part of Tenant, Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 25 or pursuant to law.

ARTICLE 25 – Damages

25.01. If this Lease is terminated under the provisions of Article 23, or if Landlord re-enters the Premises under the provisions of Article 24, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of Fixed Rent and Additional Charges which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were payable for the year, or if less than 365 days have then elapsed since the Rent Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over (ii) the aggregate rental value of the Premises for the same period, both discounted to their present value at the rate of three per cent (3%) per annum, or

(b) sums equal to the Fixed Rent and Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor (as provided in this Lease) following such termination or such re-entry until the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, provided however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants (but only to the extent same is necessary as a result of Tenant's failure to perform a maintenance or repair obligation under this Lease), brokers' commissions, attorneys' fees and disbursements, and all other expenses, it being understood that any such reletting may be for a period shorter or longer than what would have been the unexpired portion of the Term if this Lease had not so terminated or if Landlord had not so re-entered the Premises, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages or otherwise to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof is relet in combination with other space, then proper apportionment on a per square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof is relet by Landlord for what would have been the unexpired portion of the Term if this Lease had not so terminated, or if Landlord had not so re-entered the Premises, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent set forth in any bona-fide arms'-length lease in connection with such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall have the right to relet the Premises or any part thereof in Landlord's name or otherwise at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole judgment, shall determine. Landlord shall use commercially reasonable efforts to relet the Premises and, other than the foregoing obligation, Landlord shall not be liable in any way for its failure or reasonable refusal to relet the Premises or any part thereof, or if the Premises or any part thereof is relet, for its failure to collect the rent under such reletting, or for any claim of failure to mitigate damages as it is understood and agreed that Landlord has no such obligation other than the foregoing obligation, and no such reasonable refusal or failure to relet or failure to collect rent or mitigate damages shall release or affect Tenant's liability for damages or otherwise under this Lease.

25.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if this Lease had not so terminated or had Landlord not so re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default of Tenant hereunder. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater than, equal to, or less than any of the sums referred to in Section 25.01.

25.03 Tenant shall reimburse Landlord on demand for any and all reasonable attorney's fees paid or incurred by Landlord in commencing and participating in any action arising out of or relating to a default of Tenant's obligations under Article 19 and Article 22 of this Lease, including, without limitation, a holdover by Tenant, under this Lease, provided that Landlord is the prevailing party in any such action.

ARTICLE 26 – Waivers

26.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease.

26.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

26.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy in respect thereof.

26.04. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person.

26.05. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations contained in this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations contained in this Lease or of the right to exercise such election, but same shall continue and remain in full force and effect in respect of any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation contained in this Lease shall not be deemed a waiver of such breach.

26.06. Landlord's failure during the Term to prepare and deliver any statements or invoices, and Landlord's failure during the Term to make a demand for payment under any of the provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any item of Fixed Rent or Additional Charges which may have become due during the Term. Tenant's liability for such amounts shall survive the expiration or

earlier termination of this Lease. No failure or delay by Landlord in issuing any demand, statement or invoice for sums due under this Lease shall constitute a waiver of or adversely affect Landlord's right to collect, and Tenant's obligation to pay, such sums to Landlord.

ARTICLE 27 – Curing Tenant's Defaults and Costs of Enforcement

27.01. If Tenant defaults in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform same for the account and at the expense of Tenant, without notice in case of emergency, and in any other case only if such default continues after the expiration of ten (10) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature, including attorneys' fees and disbursements, involved in collecting Fixed Rent or Additional Charges or enforcing any rights against Tenant, under this Lease or pursuant to law, including any cost or expense involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the Expiration Date or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section at the Lease Interest Rate, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

ARTICLE 28 – Broker

28.01. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker concerning the leasing of space in the Property to Tenant. Tenant shall indemnify Landlord against all costs, expenses, claims, losses and liabilities in connection with a breach of Tenant's representation and warranty in this Section and/or in connection with any claim for a brokerage commission arising out of any communication allegedly had by Tenant with any broker in connection with Tenant's leasing of space in the Property.

ARTICLE 29 – Notices

29.01. Any notice, consent, approval or other communication required or permitted to be given by either party to the other or to any Superior Lessor or Superior Mortgagee (collectively, "Notices" and individually, "Notice") must be in writing and shall be deemed to have been properly given only if sent by a nationally recognized overnight courier service, addressed to Landlord or Tenant as the receiving party at the address set forth below and addressed to any Superior Lessor or Superior Mortgagee to it at the last address of which Landlord or Tenant, as the case may be, was notified. A copy of any notice to Landlord shall be delivered in the same manner by hand to Landlord's property manager at the management office at

the Building. A Notice shall be deemed to have been given on the third Business Day after the day so mailed, or on the first Business Day following delivery to a reliable overnight courier service. Either party may, by notice as aforesaid, designate a different address for Notices intended for it. At any time that Tenant consists of more than one person, a Notice to Tenant shall be effective if given to any one of said persons.

29.02. (a) Any notice to Tenant shall be sent to:

3475 Victory Boulevard
Staten Island, New York 10314
Attention: Andrew Gordon

with a copy via e-mail to:

(b) Any notice to Landlord shall be sent to:

21 Grace Church Street Realty LLC
1250 Waters Place, PH-1
Bronx, New York 10461
Attention: Mr. Joseph Simone

with a copy by like means to:

Simone Development Companies
1250 Waters Place, PH-1
Bronx, New York 10461
Attention: General Counsel

29.03. Landlord shall have the right to assume that any Notice from Tenant signed by any person purporting to be an officer of Tenant (if Tenant is a corporation) or a partner, member or manager of Tenant (if Tenant is a partnership or limited liability company) is duly authorized and approved by and binding on Tenant, and Tenant shall be bound by such Notice whether or not the person signing the Notice was actually authorized and approved by Tenant.

ARTICLE 30 – Estoppel Certificates; Financial Statements

30.01. Tenant shall, at any time and from time to time, as requested by Landlord, execute and deliver to Landlord within twenty (20) days after receipt of such request a statement (a) certifying that this Lease is unmodified and in full force and effect (or if modified, that same is in full force and effect as modified and stating the modifications), (b) certifying the dates to which Fixed Rent and

Additional Charges have been paid, (c) stating whether or not, to the best knowledge of Tenant, either party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant has knowledge, and (d) stating whether or not, to the best knowledge of Tenant, any condition or event exists which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such condition or event. Any statement delivered pursuant to this Section may be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as any prospective Superior Mortgagee or Superior Lessor may require or as Landlord may reasonably request.

30.02. Tenant shall furnish to Landlord: (a) within ten (10) days after request annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant, certified by an independent certified public accountant of recognized standing previously approved by Landlord, and (b) such other information regarding the condition (financial or otherwise) of Tenant as Landlord reasonably requests. Each financial statement of Tenant shall be accompanied by a certificate of its chief financial officer or managing general partner that no material adverse change in the business, condition (financial or otherwise) or operations of Tenant or its affiliates occurred after the period covered by such statement. Any statement delivered pursuant to this Section 30.02 may be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

ARTICLE 31 – Force Majeure

31.01. The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, weather-related events or occurrences, terrorism or threats of terrorism, any actual or threatened health emergency, epidemic or pandemic or governmental shut-down or governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water (as applicable), or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control (collectively, "Force Majeure").

31.02. If the Fixed Rent or any Additional Charges shall be or become uncollectible or shall be reduced or required to be reduced or refunded by virtue of

any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private (a "Legal Rent Restriction"), then Tenant shall enter into such agreement or agreements and take such other action as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum Fixed Rent and Additional Charges which may, from time-to-time during the continuance of such Legal Rent Restriction, be legally permissible, but not in excess of the amounts of Fixed Rent and/or Additional Charges due and payable pursuant to any and all applicable provisions of this Lease. Upon the termination of such Legal Rent Restriction, (a) the Fixed Rent and Additional Charges, due and payable after such termination, shall be any and all Fixed Rent and Additional Charges due and payable under this Lease as expressly set forth in this Lease for the period following the termination of the Legal Rent Restriction, and (b) Tenant shall pay to Landlord, to the fullest extent legally permissible, an amount equal to (i) the Fixed Rent and Additional Charges which would have been paid pursuant to this Lease during the period of such Legal Rent Restriction, but for the same, less (ii) the Fixed Rent and Additional Charges actually paid by Tenant to Landlord during the period the Legal Rent Restriction was in effect. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges and agrees that neither the impossibility of performance nor the frustration of purpose shall be defenses to the payment of Fixed Rent and Additional Charges or any monetary obligations of either Landlord or Tenant.

ARTICLE 32 – Consents

32.01. If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy therefor shall be an action for specific performance or injunctive or declaratory relief, and such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

ARTICLE 33 – Partnership or Multi-Person Tenant

33.01. If (x) Tenant is comprised of two (2) or more persons, (y) any person constituting Tenant at any time during the Term herein named is a partnership or (z) Tenant's interest in this Lease is assigned to a partnership or to two (2) or more persons, then the following provisions shall apply: (a) the liability of (1) if Tenant is comprised of two (2) or more persons, each of the persons that make up Tenant, or (2) if Tenant is a partnership, each of the persons at any time comprising the general partners of Tenant, shall be joint and several, (b) each of the persons at any time comprising Tenant shall be bound by (i) any written instrument executed by Tenant, one (1) of the persons making up Tenant, or any successor

Tenant changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, (ii) any Notices given by Tenant, or one (1) of the persons making up Tenant, or by any of the persons comprising Tenant, and (iii) any statement executed by Tenant, or one (1) of the persons making up Tenant, or any of the persons comprising Tenant, pursuant to Section 30.01, (c) any Notices given to Tenant, one (1) of the persons making up Tenant, or to any of such persons shall be binding on Tenant and all such persons, (d) if Tenant admits new general partners, or another person joins this Lease as Tenant, all of such new general partners or persons, as applicable, shall, by their admission to Tenant or joining in this Lease, be deemed to have assumed joint and several liability for the performance of all of Tenant's obligations under this Lease, (e) if Tenant is a partnership, Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and shall cause each such new general partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord wherein each such new partner assumes joint and several liability for the performance of all of Tenant's obligations under this Lease, (f) the death, adjudication of incompetency or withdrawal of an individual comprising Tenant or, if applicable, of an individual partner shall not relieve such person or such person's personal representatives of any liability for the performance of Tenant's obligations under this Lease, and (g) if Tenant is comprised of two (2) or more persons, (A) this Lease may not be assigned and the Premises may not be sublet in the event Landlord consents to such sublease or assignment without the consent of each person making up Tenant, which proof of consent shall be delivered to Landlord prior to such sublease or assignment and (B) Article 8 shall apply to each person comprising Tenant individually.

ARTICLE 34 – Environmental Provisions

34.01. (a) Tenant covenants that (i) at all times during the Term it shall not permit within the Premises any substance or material presently identified to be toxic or hazardous according to any applicable federal, state or local statute, rule, ordinance, code, guideline or regulation (collectively, the "Environmental Law"), including any asbestos, PCB, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could presently or at any time in the future cause or constitute a health, safety or other environmental hazard to any person or property (all of such substances being referred to as "Hazardous Materials"); (ii) it will not during the Term cause or suffer to occur, or permit any subtenant or occupant of the Premises to cause, a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste (a "spill"), or the presence of Hazardous Materials at, upon, under or within the Premises; (iii) it will not be involved in operations at or near the Premises which could lead to the imposition on Landlord or Tenant of liability or the creation of a lien on the Premises or any portion thereof under the Environmental Law or any

similar laws; and (iv) it will not permit any subtenant or occupant of the Premises to do any of the foregoing.

(b) Tenant shall comply strictly with the requirements of the Environmental Law and related regulations and with all similar applicable laws and regulations and shall notify Landlord promptly in the event of any spill or Hazardous Material upon the Premises, and shall promptly forward to Landlord copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or Hazardous Material or any other matters relating to the Environmental Law as they may affect the Premises.

(c) Tenant shall indemnify Landlord, each Superior Lessor and each Superior Mortgagee, and hold Landlord, each Superior Lessor and each Superior Mortgagee harmless from and against all loss, liability, damage and expense (including attorneys' fees and disbursements) suffered or incurred by Landlord and attributable to Tenant or persons or entities acting by, through or under Tenant (i) under or on account of the Environmental Law or related regulations or any similar applicable laws or regulations, including the assertion of any lien thereunder; (ii) with respect to any spill or Hazardous Material affecting the Premises or any part thereof, whether or not the same originates or emanates from the Premises or any contiguous property, including any loss of value of the Premises as a result of a spill or Hazardous Material, and (iii) with respect to any other matter affecting the Premises within the jurisdiction of the Environmental Protection Agency or any state or local department or agency having jurisdiction over Hazardous Materials or environmental matters, or their successors.

(d) In the event of any spill or Hazardous Material affecting the Premises, whether or not the same originates or emanates from the Premises or any contiguous real estate, or if Tenant shall fail to comply with any of the requirements of the Environmental Law, Landlord may at its election, but without the obligation to do so, give such notice and/or cause such work to be performed at the Premises and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy such spill or Hazardous Material or cure such failure of compliance, and any amounts paid as a result thereof which are attributable to Tenant's acts or omissions, or acts or omissions of persons or entities acting or holding by, through or under Tenant (together with interest thereon at the Lease Interest Rate), from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord as Additional Charges.

34.02. Notwithstanding the provisions of this Article 34, Tenant shall have no responsibility with respect to Hazardous Materials, spills or compliance with the Environmental Law to the extent such Hazardous Materials were on or about the Premises, or any spill or violation of the Environmental Law occurred, prior to the Possession Date (unless caused by Tenant or Tenant's agents, employees, representatives or contractors).

34.03. The obligations and indemnities contained in this Article 34 shall survive the expiration or earlier termination of this Lease.

34.04. Tenant represents that it is not a "Generator" or an "Establishment" as those terms are defined under the Environmental Laws.

ARTICLE 35 – Miscellaneous

35.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements except to the extent that they are expressly set forth in this Lease. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely express the agreement of the parties and which are entered into after full investigation.

35.02. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, and Landlord requires the opinion of Landlord's outside consultants or outside professionals as to the form or substance thereof, Tenant agrees to pay the reasonable fees and expenses of such consulting or professional services for reviewing the said plan, agreement or document. Landlord and its consultants and professionals shall have no responsibility for the design, adequacy or legal compliance of any plan, agreement or document submitted to Landlord for review or approval and Tenant acknowledges that the purpose of their review or approval is solely to advise Landlord and represent Landlord's interest in connection with any such plan, agreement or document.

35.03. No agreement shall be effective to change, modify, waive, release, discharge, or terminate this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination is sought.

35.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant. No provision in this Lease shall be construed for the benefit of any third party (including any broker) except as expressly provided herein.

35.05. Submission by Landlord of this Lease for review and/or execution by Tenant shall not confer any rights or impose any obligations on either party unless and until both Landlord and Tenant execute this Lease and duplicate originals thereof are delivered to the respective parties.

35.06. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. In all disputes arising out of this Lease the original Tenant herein named, each person comprising Tenant, each assignee of Tenant's interest in this Lease and each person comprising each such assignee, shall be deemed subject to service in the State of New York and to the jurisdiction of the state and federal courts located in the State of New York and such service may be accomplished in any manner permitted by law.

35.07. Irrespective of the place of execution or performance of this Lease, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance, for any reason and to any extent, is invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each obligation of Tenant under this Lease shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute a single instrument.

35.08. Tenant represents and warrants that (a) Tenant is duly formed and validly existing corporation under the laws of the State of Nevada and (b) the execution, delivery and performance by Tenant of this Lease have been duly authorized by all necessary action.

35.09. Landlord may sell the Building at any time hereafter without in any manner affecting the obligations of Tenant hereunder and upon reasonable notice to Tenant, Tenant shall recognize such successor as the "Landlord" hereunder and such successor shall have all of the rights and of Landlord hereunder. If any security deposit, prepaid Fixed Rent beyond thirty (30) days, or other sums have been paid by Tenant to Landlord, then Landlord shall transfer such sums to Landlord's successor and upon such transfer, Landlord shall be released from any liability to Tenant for return thereof.

ARTICLE 36 – Operating Covenants

36.01. Tenant shall not place or install any logo, lettering or other signage on the exterior of the Building, nor shall Tenant place in any windows, entrance doors or any other area visible to the public view from the outside of the

Building or from the outside of the Premises, any such signage, without first obtaining in each instance Landlord's prior consent. Tenant shall promptly remove any signage if Landlord shall object thereto. If Landlord shall consent to requested proposed signage or advertising by Tenant, no change in the composition, dimensions or content of such signage or advertising may thereafter be made without first obtaining Landlord's consent in each instance. On the expiration or sooner termination of the Term, Tenant shall (a) promptly remove all signage installed or displayed by Tenant, and (b) promptly repair in a good and workmanlike manner in conformity with Legal Requirements and all applicable provisions of this Lease, all damage to the Building caused by such removal.

36.02. Tenant shall cause the Premises to be free at all times of all vermin and insects. Tenant shall take all reasonable precautions that Landlord deems necessary to prevent any such vermin or insects from existing in the Premises or permeating into other parts of the Building. Without limiting the foregoing, Tenant shall, at its sole cost and expense, hire a reputable extermination company to provide exterminating services to the Premises on a monthly basis (or as frequently as Landlord shall direct, in its sole discretion). Tenant agrees that such extermination company shall be subject to Landlord's approval. Tenant shall deliver to Landlord a copy of the service contract with its extermination company, which contract shall describe the scope of exterminating services to the Premises; Tenant agrees that such description shall be such in detail as requested by Landlord.

36.03. Tenant shall not suffer or permit the delivery, removal or pickup of merchandise, food, beverages, garbage, inventory, goods, machinery, or fixtures, through the Common Areas at any time except through such areas expressly designated by Landlord. Tenant shall cause all deliveries to be made through entrances to the Premises and Building expressly designated by Landlord and in such a way as not to impede pedestrian traffic, other tenant deliveries, or ingress to or egress from the Premises or the Building. Tenant shall have deliveries to and from the Premises made at such times as Landlord shall reasonably direct in writing and otherwise in accordance with such rules and regulations of Landlord governing such deliveries. In no event shall Tenant place or maintain any merchandise or other articles in the Common Areas or outside of the Premises, or on the sidewalks, corridors, parking lots or other common areas of the Property without Landlord's prior written consent in each instance.

36.04. Tenant shall not use, play or operate or permit to be used, played or operated any loudspeaker, sound making or sound reproducing device in the Premises, except in such manner and under such conditions so that no sound shall be heard outside of the Premises, and Tenant shall observe, comply with and adopt such means and precautions as Landlord may from time to time request in such connection.

36.05. Tenant shall conduct its activities in the Premises (including, without limitation, any Alterations), in such a manner that does not create any noise, odors or vibrations which, in Landlord's sole discretion would impair or interfere with the use or enjoyment by any other tenant of any other space in the Property.

ARTICLE 37 – Security Deposit

37.01. Tenant shall deposit with Landlord the sum of Ninety-Seven Thousand Ninety-One and 90/100 Dollars ($97,091.90) as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease (the "Security Deposit"). It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, the payment of Fixed Rent and Additional Charges, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any such sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If no default shall have occurred and be continuing at the expiration of the Term, the Security Deposit (or such portion thereof as shall then be remaining) shall be returned to Tenant after the date fixed as the end of the term of this Lease and after delivery of entire possession of the Premises to Landlord in the condition required hereunder. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be as set forth above.

ARTICLE 38 – Patriot Act

38.01 Tenant represents and warrants to Landlord that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that they are not engaged in this transaction

directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing representation and warranty.

[No further text.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

21 GRACE CHURCH STREET REALTY LLC

By: /s/ Joseph Simone

Name: Joseph Simone

Title: Manager

TENANT:

COFFEE HOLDING COMPANY, INC.

By: /s/ Andrew Gordon

Name: Andrew Gordon

Title: President and CEO